Exhibit 99.1

Stanley Black & Decker Reports 3Q 2016 Results

New Britain, Connecticut, October 27, 2016 … Stanley Black & Decker (NYSE: SWK) today announced third quarter 2016 financial results.

•	3Q’16 Revenues Totaled $2.9 Billion, Up 2% Versus Prior Year, Fueled By 3% Organic Growth

•	3Q’16 Diluted EPS Was $1.68, Up 8% From 3Q’15 As Strong Operational Performance Combined With A Lower Share Count More Than Offset Currency Headwinds And Growth Investments

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Raising Mid-Point Of And Tightening 2016 Full Year Diluted EPS Guidance Range To $6.40 - $6.50 (Up 8% - 10% Versus 2015) From $6.30 - $6.50, Due To Improved Operational Performance; Reiterating Free Cash Flow Conversion Estimate Of Approximately 100% Of Net Income

•	Announced $1.95 Billion Acquisition Of Newell Tools On October 12; Acquisition Broadens The Company’s Hand Tools And Power Tools Accessories Offerings

3Q’16 Key Points:

•	Net sales for the quarter were $2.9 billion, up 2% versus prior year, as positive volume (+2%) and price (+1%) more than offset currency (-1%).

•	Gross margin rate for the quarter was 37.6%, up from prior year rate of 36.3% as price, productivity, cost actions and commodity deflation more than offset unfavorable currency.

•	SG&A expenses were 22.4% of sales compared to 21.5% in 3Q’15 reflecting investments in key SFS 2.0 initiatives moderated by continued tight management of costs.

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Operating margin rate was 15.2% compared to 14.8% in 3Q’15, as operational actions to improve profitability more than offset approximately $35 million of unfavorable currency and higher growth investments.

Exhibit 99.1

•	Restructuring charges for the quarter were $9.1 million compared to $14.0 million in 3Q’15.

•	Tax rate was 24.0%, compared to the 3Q’15 rate of 24.5%.

•	Average diluted shares outstanding for the quarter were 148.0 million versus 150.8 million last year, reflecting the impact of share actions taken earlier in the year.

•	Working capital turns for the quarter were 7.1, up 0.7 turns from 3Q’15 reflecting a continued focus on working capital management.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “For the third quarter, Stanley Black & Decker continued its consistent track record of outperformance. The Company achieved modestly above-market organic growth and continued margin expansion amid challenging operating conditions through excellent execution of its world-class franchises and brands. We also continued to make strategic investments for future growth, highlighted by the Newell Tools acquisition, which continues our global expansion in the tools market.

“The Tools & Storage business maintained its strong performance in the quarter, earning share gains across the globe and achieving 5% organic growth with improvements in its operating margin rate. Security’s performance was also noteworthy with organic growth of 2% and meaningful margin rate expansion as field productivity continues to improve. Not surprisingly, based on market conditions, our Industrial segment continued to face challenges during the quarter within its channels but maintained its sharp focus on cost management to register a healthy operating margin rate.”

3Q’16 Segment Results

($ in M)	3Q’16 Segment Results
	Sales	Profit	Profit Rate

Tools & Storage	$1,897	$330.0	17.4%

Security	$523	$71.4	13.7%

Industrial	$462	$80.4	17.4%

Exhibit 99.1

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Tools & Storage net sales increased 3% versus 3Q’15 as volume (+4%) and price (+1%) more than offset unfavorable currency (-2%). Organic growth was solid in North America (+4%) and Europe (+11%), while growth within the emerging markets was modestly positive. Strong commercial execution supported by market leading product innovation, including the launch of the DEWALT FlexVolt system, continued to drive share gains in North America overcoming both challenging comps and persistent pressures within the industrial channels. Above-market organic growth in Europe continued as new products, targeted growth investments and an expanded retail footprint fueled share gains across the region. An intense focus on commercial execution targeted at our mid-price-point product releases and regional pricing actions contributed to slightly positive organic growth in the emerging markets, despite a high level of volatility and economic challenges within a number of regions. Overall Tools & Storage segment profit rate was 17.4%, up from the 3Q’15 rate of 16.7%, as volume leverage, price, productivity, cost management and lower commodity prices more than offset currency and growth investments.

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Security net sales increased 2% versus 3Q’15 as volume (+1%), price (+1%) and small bolt-on electronic acquisitions (+1%) were partially offset by currency (-1%). Organic growth continued in Europe (+1%) on higher installation revenues across much of the region, while North America also posted 1% organic growth, its first quarter of organic growth since the second quarter of 2015, on higher commercial electronic security and automatic door revenues. Security’s organic growth was also bolstered by double-digit growth within the emerging markets on easing comparables. Overall Security segment profit rate expanded 180 basis points versus prior year to 13.7%, due to intensified profitability rigor surrounding new commercial opportunities, improved field productivity and SG&A cost control.

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Industrial net sales decreased 4% versus 3Q’15 due to lower volumes (-3%) and price (-1%). Engineered Fastening organic revenues declined 6% due primarily to weaker electronics volumes attributable to a major customer (organic revenues were slightly positive excluding this impact), as well as pressured industrial volumes, more than offsetting higher automotive growth. Infrastructure organic revenues increased 5% as higher Oil & Gas on-shore project activity more than offset lower Hydraulic Tools volumes. Organic growth for the Industrial segment as a whole was approximately 1% excluding the impact of the aforementioned electronics volume declines within Engineered Fastening. Overall Industrial segment profit rate was 17.4%, down 40 basis points from the 3Q’15 rate, as lower volumes and currency more than offset productivity gains and cost control actions.

Exhibit 99.1

Tools & Storage Acquisition

On October 12, 2016, the Company announced the $1.95 billion acquisition of Newell Tools, which will become part of the Tools & Storage segment. This acquisition will enhance the Company’s position within the global tools & storage industry and broadens the Company’s product offerings and solutions to customers and end-users, particularly within power tool accessories. This transaction is expected to close in the first half of 2017.

2016 Outlook

Donald Allan Jr., Senior Vice President and CFO, commented, “We are raising the mid-point and tightening the range of our 2016 full year EPS outlook to $6.40 to $6.50, up 8% to 10% versus 2015, from $6.30 - $6.50 and reiterating our free cash flow conversion estimate of approximately 100% of net income. We continue to be encouraged by our year-to-date operating performance, including our strong year-over-year free cash flow, and believe we are well positioned to achieve our updated 2016 financial commitments for the balance of the year based on our consistently strong execution in the face of still challenging operating conditions, particularly within the industrial channels and emerging markets.

“As we look ahead into 2017 we remain committed to and confident in our ability to continue delivering solid organic growth, operating leverage and strong free cash flow conversion given our seasoned and agile leadership team, track record of outperformance, and our focus on robust innovation and the other aspects of our SFS 2.0 operating system.

“Finally, while we remain committed to our long-term capital allocation practice of returning approximately 50% of free cash flow to shareholders through dividends and opportunistic share repurchases and deploying the balance towards acquisitions, our near term cash deployment will be skewed towards funding the pending Newell Tools acquisition.”

The Company will host a conference call with investors today, October 27, 2016 at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

You can also access the slides via the Stanley Black & Decker Investor Relations iPad & iPhone app from the Apple App Store by searching for “SWK Investor Relations”.

Exhibit 99.1

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the web site at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 86062743. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 86062743. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Investor Contact:
Greg Waybright
Vice President, Investor & Government Relations
greg.waybright@sbdinc.com
(860) 827-3833

Media Contacts:
Shannon Lapierre
Vice President Communications / Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Tim Perra
Vice President Communications
tim.perra@sbdinc.com
(860) 826-3260

Exhibit 99.1

These results reflect the Company’s continuing operations. In 4Q’14, the Company classified the results of the Security segment’s Spain and Italy operations as held for sale based on management’s intention to sell these operations. In July 2015, the Company completed the sale of these operations. The operating results of Security Spain and Italy have been reported as discontinued operations for 3Q’15 through the date of sale. Total sales reported as discontinued operations were $3.9 million for 3Q’15.

Organic sales growth is defined as total sales growth less the sales of companies acquired in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses.  Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2016 EPS of $6.40 - $6.50; (ii) generate free cash flow conversion approximating 100%; (iii) over the long-term, return approximately 50% of free cash flow to shareholders through dividends and opportunistic share repurchases while deploying the balance towards acquisitions; (iv) enhance its presence in the global tools and storage industry and broaden its product offerings and solutions to customers and end users particularly within power tools accessories (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to increase working capital turns during 2016; (ii) the Company’s ability to deliver organic growth of approximately 4% and generate savings from productivity and cost actions of approximately $0.60-$0.65 of EPS for full year 2016; (iii) the Company’s ability to keep the impact to EPS of restructuring charges in 2016 to approximately $0.25 of EPS; (iv) foreign exchange headwinds of approximately $150 million in 2016; (v) the Company’s ability to achieve a tax rate relatively consistent with the 2015 tax rate; (vi) the Company’s ability to keep the impact to EPS of incremental costs associated with the new DEWALT FLEXVOLT™ product launch to approximately $0.05; (vii) to identify, close and integrate appropriate acquisition opportunities, including the recently announced Newell Tools transaction, within desired timeframes at reasonable cost; (viii) successful integration of existing and any newly acquired businesses and formation of new business platforms; (ix) the continued acceptance of technologies used in the Company’s products and services, including the new DEWALT FLEXVOLT™ product and its successful roll-out to customers in 4Q 2016; (x) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools relationships; (xi) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xii) the proceeds realized with respect to any business or product line disposals; (xiii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvi) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xviii) the Company’s ability to obtain favorable settlement of tax audits; (xix) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible, including realizing tax credit carry forward amounts within the allowable carry forward periods; (xx) the continued ability of the Company to access credit markets under satisfactory terms; (xxi) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; and (xxii) the Company’s ability to successfully develop, market and achieve sales from new products and services.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from increases generated by, for example, increases in the cost of energy or significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.